UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2017

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

MARYLAND (Apartment Investment and Management Company)	1-13232	84-1259577
DELAWARE (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1100, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On June 30, 2017 , Apartment Investment and Management Company, a Maryland corporation (“Aimco”), AIMCO Properties, L.P., a Delaware limited partnership (the “Aimco Operating Partnership”), and AIMCO/Bethesda Holdings, Inc., a Delaware corporation (“AIMCO/Bethesda,” collectively with Aimco and Aimco Operating Partnership, the “Borrowers”) entered into an amendment and restatement of the Borrowers’ existing senior secured revolving loan facility (such existing credit facility, the “Existing Credit Agreement” and such existing credit facility, as amended and restated, the “New Loan Facility”), with the lenders from time to time party thereto, and KeyBank N. A., as administrative agent, swing line lender and letter of credit issuer. The New Loan Facility was entered into to provide a portion of the financing for the purchase of the 47% interest in the Palazzo joint venture owned by institutional investors advised by J.P. Morgan Asset Management (the “Acquisition”), which was consummated on June 30, 2017.

The New Loan Facility provides for a new $250 million term loan facility (the “Term Facility”) which was funded on June 30, 2017, and continues the Borrowers’ existing $600 million revolving loan facility. The Borrowers have the ability from time to time to increase the aggregate revolving commitments and/or the aggregate term loan commitments by up to an additional $200 million in the aggregate, subject to the receipt of additional revolving commitments and/or term loan commitments and other customary conditions. The Term Facility matures on June 30, 2018, but may be extended by one year, subject to the satisfaction of customary conditions. The revolving commitments will expire on January 22, 2022. The proceeds of revolving loans made under New Loan Facility may be used for general corporate purposes, including for working capital, capital expenditures, acquisitions, development and redevelopment of properties, permitted restricted payments and the refinancing of existing and future indebtedness.

Borrowings (other than swing line loans) made under the New Loan Facility will bear interest, at the Borrowers’ option, at (a) LIBOR plus an applicable margin, or (b) a base rate plus an applicable margin (base rate is defined as the greatest of (x) KeyBank N. A.’s prime rate and (y) one-month LIBOR plus 100 basis points) or (z) the Federal Funds rate plus 50 basis points. Swing line loans will bear interest at the base rate plus the applicable margin. The revolving commitments under the New Loan Facility are subject to a facility fee.

The applicable margins and the facility fee are based upon the credit ratings assigned to Aimco’s long-term senior unsecured non-credit enhanced debt. The applicable margin on LIBOR loans ranges from 0.825% to 1.55% per annum for revolving loans and 0.90% to 1.75% per annum for term loans. The applicable margin on base rate loans ranges from 0.0% to 0.55% per annum for revolving loans and 0.0% to 0.75% per annum for term loans. The facility fee rate ranges from 0.125% to 0.30% per annum. As of June 30, 2017, (a) the applicable margin (i) for LIBOR term loans was 1.35% per annum, (ii) for Base Rate term loans was 0.35% per annum, (iii) for LIBOR revolving loans was 1.20% per annum and (iv) for Base Rate revolving loans was 0.20% per annum and (b) the facility fee was 0.25% per annum.

Subject to certain exceptions set forth in the New Loan Facility, the Borrowers’ obligations under the New Loan Facility are guaranteed by those wholly-owned subsidiaries of the Borrowers that directly own or lease unencumbered real property assets (each such subsidiary, an “Unencumbered Subsidiary”) and wholly-owned subsidiaries of the Borrowers that own other assets that are projected to generate 2% or more of the Net Operating Income (as defined in the New Loan Facility) of Aimco and its subsidiaries (each such subsidiary, a “Material Subsidiary”). If any Unencumbered Subsidiary or Material Subsidiary is prohibited from guarantying the Borrowers’ obligations under the New Loan Facility, a direct or indirect parent of such subsidiary may be required to provide a guaranty. In addition, subject to certain exceptions set forth in the New Loan Facility, the New Loan Facility is secured by a pledge of the equity interests of the Borrowers and the guarantors that are Material Subsidiaries.

The New Loan Facility includes, among other terms and conditions standard for transactions of this type, limitations (subject to specified exclusions) on the ability of the Borrowers and their subsidiaries to incur debt; create liens; make investments, loans and advances; engage in certain mergers and consolidations; make distributions and dividends; and engage in transactions with affiliates. The New Loan Agreement also requires the Borrowers to be in compliance at the end of each fiscal quarter with a Fixed Charge Coverage Ratio, a Leverage Ratio, a Secured Indebtedness Ratio, a minimum level of Adjusted Tangible Net Worth and maximum levels of the Borrowing Group’s Share of Aggregate Recourse Indebtedness (other than the obligations under the New Loan Facility), Mezzanine Indebtedness, cross-collateralized and cross-defaulted Indebtedness and Total Unsecured Indebtedness (as each such capitalized term is defined in the New Loan Facility).

The New Loan Facility contains customary events of default, including nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and cross-acceleration to other material indebtedness of the Borrowers or their subsidiaries; certain bankruptcy or insolvency events; material judgments, against the Borrowers or the guarantors of the New Loan Facility; certain ERISA matters; actual or asserted invalidity of any loan document; and a change of control. If an event of default occurs and is continuing under the New Loan Facility, the lenders thereunder may, among other things, terminate their commitments under the New Loan Facility and require the Borrowers to repay all amounts owed thereunder.

The description of the New Loan Facility above does not purport to be complete and is qualified in its entirety by reference to the New Loan Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 8.01	Other Events.

On July 5, 2017 Aimco issued a press release announcing that on June 30, 2017, it acquired the 47% interest in the Palazzo joint venture owned by institutional investors advised by J.P. Morgan Asset Management for $451.5 million. The acquisition was funded by Aimco taking title subject to existing allocable debt of $140.5 million and by payment of $311 million in cash proceeds funded with bank borrowings pending the sale of properties located in Rhode Island, Virginia, Maryland and New Jersey.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Amended and Restated Senior Secured Credit Agreement, dated as of June 30, 2017, among Apartment Investment and Management Company, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., the lenders party thereto and KeyBank N. A., as administrative agent, swing line lender and letter of credit issuer.

99.1	Press Release, dated July 5, 2017, issued by Apartment Investment and Management Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 5, 2017

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc., its General Partner

By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer